UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 4

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEEKAY LNG PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0454169
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Teekay LNG Partners L.P. hereby amends the description of its common units found in Item 1 of the Form 8-A originally filed April 21, 2005 and previously amended September 29, 2006, May 13, 2011 and April 13, 2018.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units, representing limited partner interests in Teekay LNG Partners L.P. (the “Registrant”), is set forth under the captions “Description of Common Units,” “The Partnership Agreement,” “Cash Distributions,” “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus dated May 15, 2020 (the “Prospectus”) included in the Registrant’s registration statement on Form F-3 (File No. 333-238331), filed with the Securities and Exchange Commission (“SEC”) on May 18, 2020. Such Prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Teekay LNG Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-120727), filed with the SEC on November 24, 2004).

4.1	Fifth Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P. dated as of May 11, 2020 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed on May 11, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 28, 2020

TEEKAY LNG PARTNERS L.P.

By:	Teekay GP L.L.C., its General Partner

By	/s/ Anne Liversedge
	Name:	Anne Liversedge
	Title:	Secretary